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                                                                     EXHIBIT 5.1

                               Winston & Stawn LLP
                              35 West Wacker Drive
                             Chicago, Illinois 60601


                                 March 23, 2004


The Boeing Company
100 North Riverside Plaza
Chicago, Illinois  60606

Ladies and Gentlemen:


     We have acted as special counsel to The Boeing Company, a Delaware corporation (the "Company"), in connection with the issuance and sale by the Company, pursuant to a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of a maximum offering price of up to $1,000,000,000 of the Company's debt securities, which may be either senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities") (collectively, the "Debt Securities") and shares of common stock of the Company, par value $5.00 per share ("Common Stock"), as may be issued upon conversion or exchange of the Debt Securities (the "Shares," and, together with the Debt Securities, the "Securities").

     The Securities will be sold or delivered from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, as set forth in the Registration Statement, any amendments thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements").

     The Senior Debt Securities will be issued in one or more series pursuant to an indenture (together with any supplemental indentures, the "Senior Indenture") dated as of February 1, 2003 entered into between the Company and JPMorgan Chase Bank, as Trustee (the "Trustee"). The Subordinated Debt Securities will be issued in one or more series pursuant to an indenture (together with any supplemental indentures, the "Subordinated Indenture," and, collectively, with the Senior Indenture, the "Indentures") to be entered into between the Company and the Trustee in substantially the form filed as an exhibit to the Registration Statement. The Shares may be issued from time to time upon conversion or exchange of Debt Securities.

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The Boeing Company
Page 2

     This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

     In rendering the opinions set forth herein, we have examined originals or copies, unidentified or otherwise identified to our satisfaction, of:

     (i)   the Registration Statement;

    (ii)   the Indentures;

   (iii) the Restated Certificate of Incorporation of the Company, as amended, as currently in effect;

    (iv)   the Amended By-Laws of the Company as currently in effect;

     (v) certain resolutions adopted to date by the Board of Directors of the Company relating to the Securities;

and such other agreements, instruments and documents, and such questions of law as we have deemed necessary or appropriate to enable us to render the opinions expressed below. Additionally, we have examined originals or copies, certified to our satisfaction, of such certificates of public officials and officers and representatives of the Company, and we have made such inquiries of officers and representatives of the Company, as we have deemed relevant or necessary in connection with the opinions set forth herein.

     In rendering the opinions expressed below, we have, with your consent, assumed the legal capacity of all natural persons, that the signatures of persons signing all documents in connection with which this opinion letter is rendered are genuine, all documents submitted to us as originals or duplicate originals are authentic and all documents submitted to us as copies, whether certified or not, conform to authentic original documents. Additionally, we have, with your consent, assumed and relied upon the following:

     (a) the accuracy and completeness of all certificates and other statements, documents, records, financial statements and papers reviewed by us, and the accuracy and completeness of all representations, warranties, schedules and exhibits contained in the Indentures, with respect to the factual matters set forth therein;

     (b) all parties to the documents reviewed by us are duly organized and all parties to the documents reviewed by us are validly existing and in good standing under the laws of all jurisdictions where they are conducting their businesses or otherwise required to be so qualified, and all parties to such documents (other than the Company) have full power and authority to execute, deliver and perform under such documents and all such documents have been duly authorized, executed and delivered by such parties; and

     (c) the Indentures constitute the valid and binding obligation of each party thereto (other than the Company) enforceable against such party in accordance with its terms.

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The Boeing Company
Page 3

     Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

     1. With respect to the Debt Securities, assuming (a) the Registration Statement and any amendments thereto have become effective under the Act, (b) the taking of all necessary corporate action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of the Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the "Board"), (c) due authorization, execution and delivery of the related Indenture, (d) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement and (e) the final terms of the Debt Securities being in compliance with then applicable law, such Debt Securities will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principals of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

     2. With respect to the Shares, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Shares, (b) due issuance and delivery of the Shares, upon conversion or exchange of the underlying Debt Securities in accordance with their terms and (c) that the certificates evidencing such Shares have been duly executed and delivered, the Shares, when issued upon the conversion or exchange of the Debt Securities, will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

     The opinions expressed herein are based upon and are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and reported decisions interpreting those laws, and the laws of the United States of America to the extent specifically referred to herein, and we express no opinion with respect to the laws of any other state or jurisdiction.

     Our opinions set forth in this letter are based upon the facts in existence and laws in effect on the date hereof and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.

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The Boeing Company
Page 4

     We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission. This opinion letter may be relied upon only in connection with the issuance of Securities while the Registration Statement is effective.

                              Very truly yours,


                              /s/ Winston & Strawn LLP